As filed with the Securities and Exchange Commission on August 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________________________________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_______________________________________________________________

Connection Media

(Exact name of registrant as specified in its charter)

_______________________________________________________________

Nevada	7299
(State or other jurisdiction of	(Primary standard industrial	(IRS employer
incorporation or organization)	classification code number)	identification number)

736 Washington St.

Hoboken, NJ, 07030

973-415-7226

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

736 Washington St.

Hoboken, NJ, 07030

973-415-7226

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Byron E. Thomas, Esq.

Law Offices of Byron Thomas

3275 S. Jones Blvd, Ste 104

702-747-3103

byronthomaslaw@gmail.com

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

i

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED AUGUST 9, 2024.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Connection Media

2,500,000 Shares of Common Stock

This prospectus will also allow us to issue up to 2,500,000 common shares (“Shares” or “Securities”) in our initial public offering with a maximum 180 day offering period ending February 1, 2025. The proceeds from the sale of the shares by the company will be available for use by the company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC Markets and no market for these securities may develop. The issuer will sell the common stock being registered in this offering at a fixed price of $0.50 per share. The company’s shares are not quoted on the OTC Markets.

	Offering Price per Share	Gross Proceeds to Our Company	Net Proceeds to Our Company

Per Share (Initial Public Offering)	$0.50	$0.50	$0.50

Maximum (IPO)	$0.50	$1,250,000.00	$1,250,000.00

Total	$1,250,000	$1,250,000.00	$1,250,000.00

(1)There are no offering expenses which are relative to the number of shares being sold.

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act. The Company has elected not to utilize the extended transition periods provided for thereunder.  Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

This offering is a best efforts self-underwritten offering where the officers and directors will be selling the securities and relying on the safe harbor provisions under Rule 3a-1 of the Exchange Act of 1934.

We are not a blank check company and have no plans or intentions to engage in a business combination following this offering.

There is a $1,000 minimum purchase, the offering will terminate upon reaching the maximum proceeds, and the funds will be held in a separate account by the company but it is not a formal escrow or trust account therefore such funds may be available to creditors of the Company.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 4 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2024.

Unless otherwise specified, the information in this prospectus is set forth as of August 9, 2024, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Connection Media. See Cautionary Note Regarding Forward Looking Statements on page 9.

INTRODUCTION

Connection Media is a company dedicated to making connections in the new age of social media and the fast-developing area of cellular telephone applications that are increasingly becoming a part of everyone’s lives. Connection Media is concentrating on providing people with various platforms for making new connections in a safe secure online environment.

OUR COMPANY

Dating applications have been fraught with various problems in making safe meaningful connections. Either through deceptive profiles or outright fakery to entice communications between incompatible individuals. Connection Media has come up with new technology to minimize if not outright eliminate the potential pitfalls associated with online dating.

Content creators for digital entertainment also suffer from similar difficulties due to the lack of safe secure ways to verify fellow creators for potential collaborations. This is making shared resource development opportunities for content creators a problematic environment to navigate. The ability to make safe secure connections is key to building successful collaborations. Connection Media is poised to provide technology with specialized applications to meet the needs of this industry.

Content delivery in an unbiased platform to allow successful media delivery across a broad spectrum of individuals and content delivery platforms is an area that is currently lacking in the world of social media and content delivery platforms. Connection Media though use of comprehensive media databases populated by individuals and businesses alike has an innovative business model for successful integration and delivery to a broad spectrum of online portals.

Safety, security, and efficiency are at the core of Connection Media’s business model. Utilizing comprehensive algorithms coupled with high efficiency databases. Connection Media can deliver successful interaction among a broad spectrum of online websites and cellular telephone applications. Direct payments as well as integrated advertising directly inserted in the connection stream will provide multiple avenues for revenue generation to Connection Media while providing sorely needed connections, and content delivery platforms to its customers.

Our Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

Our Company shall continue to be deemed an emerging growth company until the earliest of:

(A)The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,235,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers, published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title’

(C)The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000 in non-convertible debt; or

(D)The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240. 12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

As an emerging growth company the company is exempt from Section 404(b) requiring that the registered accounting firm shall, in the same report, attest to and report on the assessment on effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require shareholder approval of executive compensation and golden parachutes.

THE OFFERING

This prospectus covers up to 2,500,000 shares to be issued and sold by the company at a price of $0.50 per share in a direct public offering.

ABOUT THIS OFFERING

Securities Being Offered	Up to 2,500,000 shares of common stock of CONNECTION MEDIA, Inc. to be sold by the issuer at a price of $0.50 per share.

Initial Offering Price	The issuer will sell up to 2,500,000 shares at a price of $0.50 per share.

Terms of the Offering	The issuer will offer and sell the shares of its common stock at a price of $0.50 per share in a direct offering to the public.

Termination of the Offering	The offering will conclude when the company has sold all of the 2,500,000 shares of common stock offered by it up to a maximum of 180 days.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 4.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected. The trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our principal executive office are located at 736 Washington St., Hoboken, N.J. 07030, and our telephone number is 973-415-7226. Our website address is www.connectionmedia.com. Information contained on or that can be accessed through our website does not constitute part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

We have not proven that our business model will allow us to generate a profit. We have produced an operational product and require additional financing for the marketing and production of product and t development of future products.

We have suffered operating losses of $521.00 since inception and we may not be able to achieve profitability.

It is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to Company research and development. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of projects. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2024 but we do not have any firm commitments. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Because we are currently considered a development stage company within the meaning of Regulation C 406 pursuant to the Securities Exchange Act of 1933, the ability of holders of our common stock to sell their shares may be limited by applicable regulations

As a result of our classification as a “development stage company”, our investors are allowed to rely on the “safe harbor” provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of securities until one year from the date that we cease to be a “shell company.” Additionally, as a result of our classification a shell company:

•Investors should consider shares of our common stock to be significantly risky and illiquid investments.

•We may not register our securities on Form S-8 (an abbreviated form of registration statement).

•Our ability to attract additional funding to sustain our operations may be limited significantly.

We can provide no assurance or guarantee that we will cease to be a “shell company” and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares.

Risks Relating to Our Business

The longevity of our business depends in part on our ability to enhance and sell the functionality of our current solutions and technology platform to remain competitive and meet customer needs.

The market for development is relatively seasonal worldwide and is characterized by moving very slowly in changes of product utilization, frequent new entrants, uncertain product life cycles, fluctuating customer demands, and evolving industry and government energy-related standards and regulations. We may not be able to successfully develop and market new, reliable, solutions that comply with present or emerging demands, regulations and standards on a cost-effective basis.

We may not be able to successfully deploy our solutions in a timely manner.

Our growth will largely depend on our ability to successfully deploy our construction technology solutions across a large portfolio of customer facilities and an expanded geography that may require international deployment. Our ability to successfully deploy our construction technology depends on many factors, including, among others expanding and improving our technology.

Management has minimal experience in managing a public company, our business has a higher risk of failure.

Our management is responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management should be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment.

Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our website are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract subscribers to our website. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our application will gain wide acceptance in its targeted markets or that we will be able to effectively market our services. There can be no assurance that they will be successful in obtaining adequate assistance or cooperation from third parties at a cost consistent with the resources of the Company.

We will consider retaining additional full-time management and administrative support personnel, as our business and operations increase.  We do not foresee engaging additional full-time management or administrative support personnel during the next 12 months. There was a failure to file timely periodic reports for reporting companies previously associated with management, such as Inca Global Inc., and Eco Global Corp. Management may not timely file the periodic reports for this Company.

Risks Relating to our Stock

The Offering price of $0.50 per share is arbitrary.

The Offering price of $0.50 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore, there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on the OTC or listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTC. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC or listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, one shareholder, our officer beneficially owns 65% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, these stockholders, acting in concert, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•the ability of the company to offer and sell the shares of common stock offered hereby;

•the integration of multiple technologies and programs;

•the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•changes in existing and potential relationships with collaborative partners;

•the ability to retain certain members of management;

•our expectations regarding general and administrative expenses;

•our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

•other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

Gross Proceeds	$1,250,000	100.00%

Use of Proceeds
Marketing	$1,000,000	80.00%
Working Capital	$150,000	12.00%
Software Development	$100,000	8.00%

The proceeds and use of proceeds are based on inputs from a variety of sources provided to management.

These remain estimates and actual results are expected to be different.

CAPITALIZATION

The following table sets forth our capitalization as of March 31 2024:

March 31, 2024

Total Liabilities	$51

Stockholder Deficit

Common Stock	$7500
Stock Issuance Receivable	(5000)
Additional paid-in capital	2000
Accumulated deficit	(514)

Total shareholder equity	$14

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering net of the offering expenses, our net book value will be $(348,391) or $(0.00086) per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $$1.49per share while our present stockholders will receive an increase of $0.00086 per share in the net tangible book value of the shares they hold. This will result in a 99.936% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

Maximum Offering

Offering Price Per Share	$0.50
Book Value Per Share Before the Offering	$(0.0001)
Book Value Per Share After the Offering	$(0.00086)
Net Increase to Original Shareholder	$(0.00096)
Decrease in Investment to New Shareholders	$1.49904
Dilution to New Shareholders (%)	99.936%

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained. The Company intends to apply to trade on the OTC: Pink Sheets. We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of August 9, 2024, the Company has one (1) shareholders who holds 100% of its issued and unissued outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

The Company was formed on February 23, 2022 in the State of Nevada.

Business Strategy

Connection Media is a company dedicated to making connections in the new age of social media and the fast-developing area of cellular telephone applications that are increasingly becoming a part of everyone’s lives. Connection Media is concentrating on providing people with various platforms for making new connections in a safe secure online environment.

Dating applications have been fraught with various problems in making safe meaningful connections. Either through deceptive profiles or outright fakery or to entice communications between un-compatible individuals is just one of those problem areas. Connection Media has come up with new technology to minimize if not outright eliminate the potential pitfalls associated with online dating.

Content creators for digital entertainment also suffer from similar difficulties due to the lack of safe secure ways to verify fellow creators for potential collaborations. This is making shared resource development opportunities for content creators a problematic environment to navigate. The ability to make safe secure connections is key to building successful collaborations. Making use of technology with specialized applications addressing these needs is an area Connection Media is poised to be a valuable provider of these services.

Content delivery in an unbiased platform to allow successful media delivery across a broad spectrum of individuals and content delivery platforms is an area that is currently lacking in the world of social media and content delivery platforms. Connection Media though use of comprehensive media databases populated by individuals and businesses alike has an innovative business model for successful integration and delivery to a broad spectrum of online portals.

Safety, security, and efficiency is at the core of Connection Media’s business model. Utilizing comprehensive algorithms coupled with high efficiency databases. Connection Media can deliver successful interaction among a broad spectrum of online websites and cellular telephone applications. Direct payments as well as integrated advertising directly inserted in the connection stream will provide multiple avenues for revenue generation to Connection Media while providing sorely needed connections, and content delivery platforms to its customers.

As of August 9, 2024, we have one (full time employee, including management). The employee is not represented by a labor union and we consider our relationships with our employee to be good. To the extent that other labor is required the Company intends to contract with home based independent contractors.

Description of Property

736 Washington St., Hoboken, NJ 07030 is our principal office. We believe these facilities are in good condition, but we may need to expand our  space as our research and development efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statement as of December 31, 2023, and reviewed financials as of March 31, 2024 that appears elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 4.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

Dating applications have been fraught with various problems in making safe meaningful connections. Either through deceptive profiles or outright fakery to entice communications between un-compatible individuals is just one of those areas. Connection Media has come up with new technology to minimize if not outright eliminate the potential pitfalls associated with online dating.

Content creators for digital entertainment also suffer from similar difficulties due to the lack of safe secure ways to verify fellow creators for potential collaborations. This is making shared resource development opportunities for content creators a problematic environment to navigate. The ability to make safe secure connections is key to building successful collaborations. Making use of technology with specialized applications confronting these needs is an area Connection Media is poised to be a valuable provider of these services.

Content delivery in an unbiased platform to allow successful media delivery across a broad spectrum of individuals and content delivery platforms is an area that is currently lacking in the world of social media and content delivery platforms. Connection Media though use of comprehensive media databases populated by individuals and businesses alike has an innovative business model for successful integration and delivery to a broad spectrum of online portals.

Safety, security, and efficiency is at the core of Connection Media’s business model. Utilizing comprehensive algorithms coupled with high efficiency databases. Connection Media can deliver successful interaction among a broad spectrum of online websites and cellular telephone applications. Direct payments as well as integrated advertising directly inserted in the connection stream will provide multiple avenues for revenue generation to Connection Media while providing sorely needed connections, and content delivery platforms to its customers.

GOVERNTMENT REGULATIONS

Portions of our business are regulated by federal, state and local environmental regulations, including those promulgated under the FDA and local environmental laws and regulations. We are not aware of any federal, state or local environmental laws or regulations that will materially affect our earnings or competitive position, or result in material capital expenditures; however, we cannot predict the effect on our operations of possible future environmental legislation or regulations.

EMPLOYEES

We currently have one (1) employee who is full-time. The employee is not represented by a labor union and we consider our relationships with our employee to be good. To the extent that other labor is required the Company intends to contract with home based independent contractors.

Liquidity and Capital Resources

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. In the event that the company does not receive sufficient proceeds from investors, the company is considering other financing alternative. The Company will investigate short term construction funding for any developmental projects. The Company may also review the possibility for more traditional capital loans and leases as the company proceeds. It is anticipated that the company will receive increasing revenues from operations in the coming year, however, since the Company has earned only nominal revenues to date, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds. Company’s resources will be directed first at administrative needs as funds are provided. The firm recognizes that it needs to maintain financial integrity and ensure security of the firm’s records. Another priority will be to market and promote the Company’s process and develop a network of customers. The firm also will utilize funds to develop the land it his acquiring. As the Company’s expenses are relatively stable, unless additional sites are rolled out, the Company believes it can continue its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional funds through sales of equity, debt and convertible securities, if it is deemed necessary.

The Company has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Results of Operations

We have not generated significant revenues since inception on February 23, 2022.

Our independent registered public accounting firm has expressed a going concern opinion, which raises substantial doubts about our ability to continue as a going concern. Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenue of recognized trends and uncertainties in our market will not be established until the Company has had sufficient operations to provide a trend line of profits and losses.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the as appropriate.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents. As of March 31, 2024 and December 31, 2023 there were no share equivalents outstanding.

OUR MANAGEMENT

Executive Officers

Name	Age	Position
Vito De Pinto	73	Pres, Sec, Dir, CEO, CFO, Treas.

Directors, Executive Officers, Promoters and Control Persons

Vito De Pinto, Director, President, CEO, CFO Age: 73

Vito De Pinto has been the sole owner, officer and director of VDP Fashions for in excess of 5 years. Mr. De Pinto has been successful with over a decade of experience providing meaningful insights to improve the consumer experience, strengthening brand loyalty, and growing revenues. He has extensive knowledge of diverse functions within consumer and market research, as well as analytical recommendations to grow consumer and market share.

Executive Compensation

Summary Compensation Table

			(a)	(b)	(c)
Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total Compensation
Vito De Pinto, CEO	2024	$0	$0	$0	$0	$0

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of August 9, 2024.

Compensation of Non-Employee Directors. We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended March 31, 2024. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of August 9, 2024, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Owned	Percent of Class

Vito De Pinto	736 Washington St. Hoboken, NJ 07030	7,500,000	100

(*)Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**)Percent of class is calculated on the basis of the number of fully diluted shares outstanding on March 1, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Connection Media, including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors consider all relevant available facts and circumstances.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at August 9, 2024
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	75,000,000	7,500,000

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive liquidation preferences, any remainder will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking Company to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Limitations on Stockholder Actions

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

OTC Considerations

We intend to apply to have our stock traded on the OTC. The company’s shares may never be quoted on the OTC or listed on an exchange. The OTC is separate and distinct from the NASDAQ stock market and other stock exchanges.

NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The legal opinion for this registration statement has been provided by Byron E. Thomas, Esq., Law Offices of Byron Thomas. 3275 S. Jones, Blvd., Las Vegas Nevada 89146, 702 747-3103

EXPERTS

The financial statements included in this prospectus for the period February 23, 2022 to December 31, 2023, have been audited, and reviewed for the period ending March 31, 2024 by BARTON CPA PLLC an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Connection Media, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

Dealer Prospectus Delivery Obligation

Until all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Connection Media

Balance Sheets

	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$37	$500
Total current assets	37	500

Total Assets	$37	$500

Liabilities and Shareholders’ Equity
Current liabilities
Due to related party	$51	$421
Current liabilities	51	421

Total liabilities	$51	$421

Stockholders’ Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized; 7,500,000 issued and outstanding	7,500	7,500
Stock issuance receivable	(5,000)	(5,000)
Additional paid in capital	(2,000)	(2,000)
Accumulated deficit	(514)	(421)
Total Shareholders’ Equity (Deficit)	(14)	79

Total Liabilities and Stockholders’ Equity (Deficit)	$37	$500

The accompanying footnotes should be read in conjunction with these unaudited financial statements.

Connection Media

Statements of Operations

	Three months ended March 31,
	2024	2023

Revenue:

Total income	$0	$0

Operating expenses:
General and administrative	$93	$0
Total operating expenses	$93	$0

Net operating loss	$(93)	$0

Net loss	$(93)	$0

Earnings (Loss) per share	$0.00	$0.00

Weighted average common shares outstanding - basic and diluted	7,500,000	0

The accompanying footnotes should be read in conjunction with these unaudited financial statements.

Connection Media

Statements of Stockholders’ Equity

Three Months Ended March 31, 2024 and 2023

	Common Stock
	Shares	Amount	Stock Issuance Receivable	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

Balance at December 31, 2022	0	$0	$0	$0	$0	$0

Stock issued	7,500,000	$7,500	$(5,000)	(2,500)	0	0
Capital Contributions	0	0	0	500	0	500
Ending balance at March 31, 2023	7,500,000	$7,500	$(5,000)	$(2,000)	$0	$500

Balance at December 31, 2023	7,500,000	$7,500	$(5,000)	(2,000)	$(421)	$79

Net Loss	0	0	0	0	(93)	$(93)
Ending Balance at March 31, 2024	7,500,000	$7,500	$(5,000)	$(2,000)	$(514)	$(14)

The accompanying footnotes should be read in conjunction with these unaudited financial statements.

Connection Media

Statements of Cash Flows

	Three Months Ended March 31,
	2024	2023
Cashflows from Operations:
Net loss	$(93)	$0
Decrease in:
Due to related party	(370)	0
Net cash used in operating activities	(463)	0

Cash flows from investing activities:
Capital contribution from shareholder	0	0
Net cash provided by investing activities	0	0

Cash flows from financing activities:	0	0
Net cash provided by financing activities	0	0

Net increase (decrease) in cash	0	0
Cash balance, beginning of period	500	0
Cash balance, ending of period	$37	$0

The accompanying footnotes should be read in conjunction with these unaudited financial statements.

Connection Media

Notes to Unaudited Financial Statements

Note 1 - Nature of Business

Connection Media (the “Company”) was organized under the laws of the State of Nevada on February 23, 2022. The business office is located at 736 Washington Street in Hoboken, NJ. The Company is involved in the new age of social media and the fast developing area of cellular telephone applications that are increasingly becoming a part of everyone’s lives.

Going Concern and Management Plans

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated revenues or profits as of December 31, 2023. The Company in its early stage of operations is in the process of securing the necessary capital resources through investing and financing activities to achieve long-term sustainability. The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2 - Significant Accounting Policies Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements. The Company’s fiscal year end is December 31.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash. The Company places its cash with financial institutions of high credit worthiness. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Income Taxes

The Company uses the liability method for accounting for income taxes as set forth in Accounting Standards Codification (“ASC”) 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit would be sustained, the Company’s policy would be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Revenue Recognition

The Company plans to recognize revenue from the sale of product and services in accordance with ASC 606, “Revenue Recognition” following the five steps procedure:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when or as performance obligations are satisfied.

No revenue has been earned or recognized for the periods ending March 31, 2024 and 2023.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been several ASUs to date, including those above, that amend the original text of ASC. Management believed that those issued to date either (i) provided supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

Stock Issuance Receivable

The Company records stock issuances at the effective date. If the subscription is not funded upon issuance, the Company records a stock subscription receivable as an asset on a balance sheet. When stock subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under  ASC 505-10-45-2, the stock subscription receivable is reclassified as a contra account to shareholders’ equity on the balance sheet.

Note 3 - Commitments and Contingencies

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company.

Note 4 - Stockholders’ Equity

As of March 31, 2024 and December 31, 2023, the Company was authorized to issue 75,000,000 shares of common stock at $0.001 par value. Common stock issued and outstanding is 7,500,000 shares as of December 31, 2023, and March 31, 2024.  The 7,500,000 shares issued and outstanding were sold for $5,000 to Vito De Pinto, President.

The stock issuance was not funded as of December 31, 2023, and therefore is presented in the balance sheet as stock issuance receivable.

Note 5 - Related Party Transactions

As of March 31, 2024, and December 31, 2023, the Company had a due to related party of $51 and $421, respectively. These will be repaid once the Company secures funding.

Note 6 - Subsequent Events

The Company has evaluated all events that have occurred after the balance sheet date through August 9, 2024, the date these financial statements were available to be issued.

The Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the accompanying financial statements.

Certified Public Accountants and Advisors

A PCAOB Registered Firm

713-489-5635 bartoncpafirm.com Cypress, Texas

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

Connection Media

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Connection Media as of December 31, 2023 and December 31, 2022, and the related statements of operations, stockholders’ equity, and cash flows for the periods ended December 31, 2023 and February 23, 2022 (“inception”) to December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Connection Media as of December 31, 2023, and the results of its operations and its cash flows for the periods ended December 31, 2023 and December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Connection Media in accordance with the U.S. federal securities laws and the applicable rules and regulations of the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and the American Institute of Certified Public Accountants (“AICPA”). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Connection Media is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has yet to generate revenue nor profits from intended operations, and therefore a substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

We have served as Connection Media’s auditor since 2023.

/s/ Barton CPA

Cypress, Texas

May 16, 2024

Connection Media

Balance Sheets

	December 31,
	2023	2022

Assets
Current assets
Cash and cash equivalents	$500	$500
Total current assets	500	500

Total Assets	$500	$500

Liabilities and Shareholders’ Equity
Current liabilities
Due to related party	$421	$-
Current liabilities	421	-

Total liabilities	$421	$-

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized; 7,500,000 issued and outstanding	7,500	7,500
Stock issuance receivable	(5,000)	(5,000)
Additional paid in capital	(2,000)	(2,000)
Accumulated deficit	(421)	-
Total Shareholders’ Equity	79	500

Total Liabilities and Stockholders’ Equity	$500	$500

The accompanying footnotes should be read in conjunction with these financial statements.

Connection Media

Statements of Operations

	Year ended December 31, 2023	Period from February 23, 2022 to December 31, 2022

Revenue:

Total income	$0	$0

Operating expenses:
General and administrative	$421	$0
Total operating expenses	$421	$0

Net operating loss	$(421)	$0

Net loss	$(421)	$0

The accompanying footnotes should be read in conjunction with these financial statements.

Connection Media

Statements of Stockholders’ Equity

	Common Stock
	Shares	Amount	Stock Issuance Receivable	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity

Balance at February 23, 2022	0	$0	$0	$0	$0	$0

Stock issued	7,500,000	$7,500	$(5,000)	(2,500)	0	0
Capital Contributions	0	0	0	500	0	500
Ending balance at December 31, 2022	7,500,000	$7,500	$(5,000)	$(2,000)	$0	$500

Net Loss	0	0	0	0	(421)	$(421)
Ending Balance at December 31, 2023	7,500,000	$7,500	$(5,000)	$(2,000)	$(421)	$79

The accompanying footnotes should be read in conjunction with these financial statements.

Connection Media

Statements of Cash Flows

	Year ended December 31, 2023	Period from February 23, 2022 to December 31, 2022
Cashflows from Operations:
Net loss	$(421)	$0
Decrease in:
Due to related party	421	0
Net cash used in operating activities	0	0

Cash flows from investing activities:
Capital contribution from shareholder	0	500
Net cash provided by investing activities	0	500

Cash flows from financing activities:	0	0
Net cash provided by financing activities	0	0

Net increase in cash	0	500
Cash balance, beginning of period	500	0
Cash balance, ending of period	$500	$500

The accompanying footnotes should be read in conjunction with these financial statements.

Connection Media

Notes to Financial Statements

Note 1 - Nature of Business

Connection Media (the “Company”) was organized under the laws of the State of Nevada on February 23, 2022. The business office is located at 736 Washington Street in Hoboken, New Jersey. The Company is involved in the new age of social media and the fast developing area of cellular telephone applications that are increasingly becoming a part of everyone’s lives.

Going Concern and Management Plans

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated revenues or profits as of December 31, 2023. The Company in its early stage of operations is in the process of securing the necessary capital resources through investing and financing activities to achieve long-term sustainability. The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2 - Significant Accounting Policies Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements. The Company’s fiscal year end is December 31.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash. The Company places its cash with financial institutions of high credit worthiness. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Income Taxes

The Company uses the liability method for accounting for income taxes as set forth in Accounting Standards Codification (“ASC”) 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit would be sustained, the Company’s policy would be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Revenue Recognition

The Company plans to recognize revenue from the sale of product and services in accordance with ASC 606, “Revenue Recognition” following the five steps procedure:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when or as performance obligations are satisfied.

No revenue has been earned or recognized for the periods ending December 31, 2023 and December 31, 2022.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been several ASUs to date, including those above, that amend the original text of ASC. Management believed that those issued to date either (i) provided supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

Stock Issuance Receivable

The Company records stock issuances at the effective date. If the subscription is not funded upon issuance, the Company records a stock subscription receivable as an asset on a balance sheet. When stock subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under ASC 505-10-45-2, the stock subscription receivable is reclassified as a contra account to shareholders’ equity on the balance sheet.

Note 3 - Commitments and Contingencies

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company.

Note 4 - Stockholders’ Equity

As of December 31, 2023 and 2022, the Company was authorized to issue 75,000,000 shares of common stock at $0.001 par value. Common stock issued and outstanding is 7,500,000 shares as of December 31, 2023 and 2022. The 7,500,000 shares issued and outstanding were sold for $5,000 to Vito De Pinto, President.

The stock issuance was not funded as of December 31, 2023 and therefore is presented in the balance sheet as stock issuance receivable.

Note 5 - Related Party Transactions

As of December 31, 2023 and 2022, the Company had a due to related party $421 and $0, respectively. These will be repaid once the Company secures funding.

Note 6 - Subsequent Events

The Company has evaluated all events that have occurred after the balance sheet date through May 16, 2024, the date these financial statements were available to be issued.

The Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the accompanying financial statements.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$116
Legal Fees and Expenses	6,000
Accounting Fees*	3,500
Miscellaneous*	200
Total	$9,816

Item 16. Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of Connection Media. dated February 23, 2022
3.2	Bylaws dated February 23, 2022
4.1	Subscription Agreement
5.1	Opinion of Counsel
23.1	Consent of Auditor

Item 17. Undertakings

The undersigned hereby undertakes:

(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)reflect in the prospectus any facts or events which, individually or together, represent a Company amended change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)include any additional or changed material information on the plan of distribution.

(2)that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned small business issues relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hoboken NJ on August 9, 2024.

Connection Media.

By:	/s/ Vito De Pinto
Vito De Pinto, President, CEO, CFO
Principal Executive Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on August 9, 2024.

Connection Media.

By:	/s/ Vito De Pinto
Vito De Pinto, President, CEO, CFO
Principal Executive Officer Principal Accounting Officer